Exhibit 32
SECTION 1350 CERTIFICATION
In connection with the Annual Report on Form 10-Q of Public Storage (the “Company”) for the year ended March 31, 2026, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), H. Thomas Boyle, as Chief Executive Officer of the Company and Joseph D. Fisher, as President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), that:
(1)The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H. Thomas Boyle
Name:	H. Thomas Boyle
Title:	Chief Executive Officer
Date:	April 27, 2026

/s/ Joseph D. Fisher
Name:	Joseph D. Fisher
Title:	President and Chief Financial Officer
Date:	April 27, 2026
This certification accompanies the Report pursuant to §906 of Sarbanes-Oxley and shall not, except to the extent required by Sarbanes-Oxley, be deemed filed by the Company for purposes of §18 of the Exchange Act.
A signed original of this written statement required by §906 of Sarbanes-Oxley has been provided to the Company, and will be retained and furnished to the SEC or its staff upon request.